Exhibit 3.6                                           STATE OF NEW YORK
                                                      DEPARTMENT OF STATE
                                                      Filed April 3, 1986

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            NEW YORK FILM WORKS, INC.

                Under Section 805 of the Business Corporation Law

      The undersigned, Peter J. Miller and Gerald Cohen, being respectively the President and Secretary of NEW YORK FILM WORKS, INC., do hereby certify that:

      1.    The name of the Corporation is

                  New York Film Works, Inc.

      2. The name under which the Corporation was formed was New York Color Works, Inc.

      3. The Certificate of Incorporation of said Corporation was filed by the Department of State on November 5, 1980, and amendments to said Certificates were filed on December 14, 1981, June 14, 1983, January 13, 1984, and January 27, 1984.

      4. (a) The Certificate of Incorporation of the Corporation is hereby amended to increase the number of shares which the Corporation shall have authority to issue from 100,000,000 shares, par value $.001 per share, to 120,000,000 shares, par value $.001 per share.

            (b) To effectuate the foregoing, Article FOURTH of the Certificate of Incorporation providing that the aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 common shares, par value $.001 per share, is hereby stricken in its entirety, and there is substituted therefore a new Article FOURTH as follows:

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                        "FOURTH: The aggregate number of shares which the
                        Corporation shall have authority to issue is 120,000,000 shares, all of which shall be common shares, having a par value of $.001 per share."

      5. The foregoing amendment to the Certificate of Incorporation was authorized by the Board of Directors followed by at least a majority of the holders of all of the shares of the Corporation entitled to vote thereon.

      IN WITNESS WHEREOF, we have signed the certificate on the 27th day of March, 1986, and we affirm the statements contained therein are true under penalty of perjury.


                                        /s/ Peter J. Miller
                                        ---------------------------------------
                                        Peter J. Miller, President


                                        /s/ Gerald Cohen
                                        ---------------------------------------
                                        Gerald Cohen, Secretary